ESCROW AGREEMENT
    This Escrow Agreement (this “Agreement”) is made and entered into as of this 27th day of May, 2021 (the “Effective Date”), by and among BANDWIDTH INC., a Delaware corporation (“Tenant”), USEF EDWARDS MILL OWNER, LLC, a Delaware limited liability company(“Landlord”), and CHICAGO TITLE INSURANCE COMPANY (“Escrow Agent”) with an address of 200 S. Tryon Street, Charlotte, NC 28202. All capitalized terms contained herein and not otherwise defined shall have the meaning set forth in the Lease (hereinafter defined).
RECITALS:
A.    Landlord and Tenant are parties to (i) that certain Purchase and Sale Agreement dated as of the Effective Date hereof (the “Purchase Agreement”), pursuant to which Tenant has agreed to sell and Landlord has agreed to buy that certain approximately 23.76 acre vacant tract of land located in Raleigh, North Carolina (the “Property”), all as more particularly described in the Purchase Agreement, and (ii) that certain Lease Agreement dated as of the Effective Date hereof (the “Lease”), pursuant to which Landlord has agreed to construct certain improvements on the Property and Tenant has agreed to lease such improvements and the Property from Landlord, all as more particularly described in the Lease.
B.    The Lease requires Tenant to deposit the Tenant Work Escrow (as defined in the Lease) in the amount of $7,500,000.00 with Escrow Agent, and also the Excess Costs Escrow (as defined in the Lease), which Tenant Work Escrow and Excess Costs Escrow may be utilized by Landlord to pay the cost of Landlord’s Work and Tenant’s Work (each as defined in the Lease), all as further described herein.
C.    This Agreement provides for the deposit of the amount of the Tenant Work Escrow and Excess Costs Escrow by Tenant in escrow with Escrow Agent, and sets forth the agreement of Landlord and Tenant concerning the disbursement of such escrowed funds.
AGREEMENT:
NOW, THEREFORE, for and in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:
1.    Recitals; Defined Terms. The recitals set forth above are incorporated herein by reference. The use of any capitalized term not otherwise defined herein shall have the meaning ascribed thereto in the Lease.
2.    Deposit of Funds. An amount equal to $3,000,000.00 shall be held back by Escrow Agent from Tenant’s proceeds on the day of Closing as part of the Tenant Work Escrow. On or before January 15, 2022, Tenant shall fund to the Escrow Agent an amount equal to $4,500,000.00 as the remainder of the Tenant Work Escrow. Further, when the amount of the Excess Costs (as defined in the Lease) has been determined (which the parties anticipate will occur on or around January 15, 2022), Tenant shall fund the Excess Costs Escrow to the Escrow Agent in the amount of the Excess Costs. The Tenant Work Escrow, Excess Costs Escrow and any other amounts funded into escrow by Tenant pursuant to the terms of this Agreement shall be the collectively referred to herein as the “Funds”. The Funds shall be held by Escrow Agent in a custodial escrow account at Wells Fargo Bank controlled by Escrow Agent. The Funds shall be held, maintained and disbursed by Escrow Agent in accordance with the terms of this Agreement. The Funds shall be held in a non-interest-bearing account. Tenant’s obligations to place the Funds into escrow pursuant to this Agreement are further described in the Lease.
3.    Holding of Funds; Release of Funds.
a.     The Funds may be allocated by Landlord towards the cost of Landlord’s Work and/or Tenant’s Work (and utilized by Landlord to pay such costs). Landlord shall send to Tenant and Escrow Agent the amount of Funds to be released to Landlord for the cost of Landlord’s Work and/or Tenant’s Work (the “Landlord Draw Request”). Within five (5) business days of Tenant’s and Escrow Agent’s receipt of the Landlord Draw Request, Escrow Agent shall release to Landlord the amount of the Funds set forth in the Landlord Draw Request.
b.    If the Commencement Date does not occur by the Delay Outside Date, and as a result Tenant elects to terminate the Lease in accordance with the express provisions of the Lease, then within five (5) business days of Landlord’s and Escrow Agent’s receipt of Tenant’s Lease termination notice, Escrow Agent shall release to Tenant all of the Funds.
c.    Landlord and Tenant acknowledge that any Funds remaining after payment of all the Total Project Costs, shall be released to Tenant. Within five (5) business days of Escrow Agent’s receipt of a joint request from Landlord and Tenant, Escrow Agent shall release to Tenant the amount of any remaining Funds not used for the Total Project Costs.
d.    Landlord and Tenant hereby agree to sign any documentation reasonably requested by Escrow Agent to effectuate the release of any Funds in a manner not set forth in this Agreement.
4.    Rights and Responsibilities of Escrow Agent.
a.    The Escrow Agent shall receive a fee of $2,000.00 for the services to be rendered hereunder; which shall be paid by Landlord from the Project Allowance (as defined in the Lease) as part of the Total Project Costs.
b.    Notwithstanding anything to the contrary contained herein, or in the Purchase Agreement or the Lease, the Funds are being held by Escrow Agent in trust for Landlord and Tenant hereunder pursuant to the terms of this Agreement. In the event Escrow Agent shall receive conflicting written demands or instructions with respect to any of the Funds, then Escrow Agent shall withhold such disbursement or disposition until notified in writing by both parties that such dispute or claim is resolved, or determined by a court of competent jurisdiction.
c.    In the event of a dispute or conflicting demands or instructions with respect to the Funds, Escrow Agent shall have the right to interplead the Funds with a court of competent jurisdiction.
d.    Escrow Agent shall not be bound or in any way affected by any notice of any modification or cancellation of this Agreement, of any fact or circumstance affecting or alleged to affect the parties’ respective rights or liabilities hereunder other than as is expressly provided in this Agreement, unless notice of the same is delivered to Escrow Agent in writing, signed by the proper parties.
e.    Escrow Agent shall be entitled to rely upon the authenticity of any signature and the genuineness and/or validity of any writing received by Escrow Agent pursuant to or otherwise relating to this Agreement. Escrow Agent shall not be responsible or liable in any respect on account of the identity, authority or rights of any person executing, depositing or delivering or purporting to execute, this Agreement, or on account of or by reason of forgeries, false representations, or the exercise of Escrow Agent’s discretion in any particular manner, nor shall Escrow Agent be liable for any mistake of fact or of law or any error of judgment; provided, however, that nothing in this Agreement shall limit Escrow Agent’s liability for any claim arising out of Escrow Agent’s negligence, willful misconduct or breach of this Agreement. Under no circumstances shall Escrow Agent be liable for any general or consequential damages or damages caused, in whole or in part, by the action or inaction of Tenant or Landlord (collectively, the “Interested Parties”) or any of their respective agents or employees.
f.    Escrow Agent shall not be responsible in any manner whatsoever for: (i) any failure or inability of any Interested Party, or of anyone else, to perform or comply with any of the provisions of this Agreement or any other instrument or agreement referred to herein; (ii) the failure to return all or any part of the Funds by any financial institution in which the Funds is deposited; or (iii) any investment decision with respect to the Funds made by Escrow Agent in strict accordance with the terms of this Agreement. Furthermore, Escrow Agent shall not be responsible for the collection of any checks deposited with it.
g.    Tenant and Landlord reserve the right, at any time and from time to time, to substitute a new escrow agent in place of Escrow Agent pursuant to a writing executed by both Tenant and Landlord which shall contain instructions to Escrow Agent regarding disbursement of the Funds to the new escrow agent.
h.    Landlord and Tenant do, and at all times hereafter will, sufficiently save, defend, hold harmless and indemnify Escrow Agent from all loss, damage, cost, charge, liability or expense, including, but not limited to, court costs and reasonable attorney’s fees, which actually results from the obligations and duties imposed upon Escrow Agent hereunder, other than as a result of Escrow Agent’s violation of this Agreement, negligence or willful misconduct.
5.    Miscellaneous. This Agreement shall be governed by the laws of the State of North Carolina. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may be executed in two or more counterparts, all of which, taken together, shall be deemed to be one and the same document. Electronic signatures (e.g., .PDF and DocuSign) shall be deemed to be originals.
6.    Notices. Any notice, communication, request, reply or advice (collectively, “Notice”) provided for or permitted by this Agreement to be made or accepted by Landlord, Tenant or Escrow Agent must be in writing. Any Notice given or served pursuant to this Agreement shall be given or served in accordance with the terms of the Lease. Escrow Agent’s address set forth above shall be used for notice purposes.
7.    Survival. The obligations of Tenant and Landlord pursuant to this Agreement survive until the full release of the Funds. Except as specifically set forth herein, this Agreement shall not diminish any rights and/or remedies the parties hereto may have under the Purchase Agreement, the Lease or otherwise.
8.    Litigation. In the event that either Tenant or Landlord is required to resort to litigation to enforce its rights under this Agreement, Tenant and Landlord agree that any judgment awarded to the prevailing party shall include all litigation expenses of the prevailing party, including (without limitation) reasonable attorneys’ fees and court costs actually incurred.

9.    JURISDICTION. WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS ARISING FROM OR RELATING TO THIS AGREEMENT (EACH, A “PROCEEDING”), THE PARTIES HERETO IRREVOCABLY (A) SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS HAVING PROPER JURISDICTION IN NORTH CAROLINA, AND (B) WAIVE ANY OBJECTION WHICH ANY OF THEM MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDING BROUGHT IN ANY SUCH COURT, WAIVE ANY CLAIM THAT ANY PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVE THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDING, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY.
10.    Lender. The parties hereto acknowledge that Landlord has, on or about the date hereof, granted a lien on the Property as security for a loan from Wells Fargo Bank (“Lender”). It is the intent of the parties hereto that, in the event of a default under any loan secured by a lien on the Property, Lender or any subsequent foreclosure purchaser or their successor (as applicable) shall become the beneficiary of the rights afforded Landlord under this Agreement.

[signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LANDLORD:

USEF EDWARDS MILL OWNER, LLC,
a Delaware limited liability company

        By:    USEF Edwards Mill Venture, LLC,
            a Delaware limited liability company,
            its Member

                    By:      Athens Development Partners, LLC,
                                        a North Carolina limited liability company,
                its Administrative Manager

                                      By:      Liberty Real Estate Investment, LLC,
                                                        a North Carolina limited liability company,
                    its Manager

                                                    By:      Capitol Broadcasting Company, Incorporated,
                                                          a North Carolina corporation,
                        its Manager

                        By:       /s/ Michael J. Goodmon, Sr.
                    Michael J. Goodmon, Sr.,
                    Senior Vice President

Landlord’s Signature Page to Post-Closing Escrow Holdback Agreement

TENANT:

BANDWIDTH INC.,
a Delaware corporation

By:    /s/ David A. Morken

Name:    David A. Morken

Title:    Chief Executive Officer
Tenant’s Signature Page to Post-Closing Escrow Holdback Agreement

ESCROW AGENT:

CHICAGO TITLE INSURANCE COMPANY

By:    /s/ M. Scott Mansfield

Name:    M. Scott Mansfield

Title:    Vice President
Escrow Agent’s Signature Page to Post-Closing Escrow Holdback Agreement